Exhibit (C)(3)

Preliminary Draft – Confidential Jefferies LLC Member SIPC The information provided in this document, including valuation discussions, represents the views of Jefferies Investment Banking. There is no assurance that the views expressed herein will be consistent with the views expressed by Jefferies Research or its Analysts. Nothing in this document should be understood as a promise or offer of favorable research coverage. Project FREEDOM Preliminary Materials for Discussion April 26, 2023 / Confidential

Preliminary Draft – Confidential Jefferies LLC / April 2023 Disclaimer The following pages contain material provided to the Special Committee (the “Special Committee”) of the Board of Directors (the “Board”) of FREEDOM (the “Company”) by Jefferies LLC (“Jefferies”) in connection with Project FREEDOM. These materials were prepared on a confidential basis in connection with an oral presentation to the Special Committee and not with a view toward complying with the disclosure standards under state or federal securities laws or otherwise. These materials are solely for use of the Special Committee in its evaluation of the proposed transaction and may not be used for any other purpose or disclosed to any party without Jefferies’ prior written consent. The information contained in this presentation was based solely on publicly available information or information furnished to Jefferies by the Company. Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects. None of Jefferies, its affiliates or its or their respective employees, directors, officers, contractors, advisors, members, successors or agents makes any representation or warranty in respect of the accuracy, completeness or fair presentation of any information or any conclusion contained herein. Jefferies, its affiliates and its and their respective employees, directors, officers, contractors, advisors, members, successors and agents shall have no liability with respect to any information or matter contained herein, or any oral information provided herewith or data any of them generates. Jefferies undertakes no obligation to update these materials. Neither Jefferies nor any of its affiliates is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction. This presentation is a preliminary analysis only and does not constitute a fairness opinion of Jefferies as to the value of the Company, and as such, should not be relied upon by the Company or by any other person as such. The financial data, analyses and assumptions reflected here remain subject to refinement and change based on further discussions and information regarding FREEDOM’s businesses and its financial and operating markets. i

Preliminary Draft – Confidential Jefferies LLC / April 2023 Summary of Outreach to Date FREEDOM & VICTORY Interested 0 11 Parties Contacted 1 Parties in Process Contacted Parties (11) Interested 2 7 Parties Contacted 0 Parties In Process VICTORY Only VICTORY Only (7) 5 Parties Passed 10 Parties Passed Parties interested / in process Brandon Short 1

Preliminary Draft – Confidential

Detailed Summary of Outreach to Date

Company	Initial Contact	Banker Discussion	NDA Executed	Management Meeting	Commentary
FREEDOM + VICTORY Active Parties					
Sponsors					
Elliott	✔	✔			Continue to review internally
Total Sponsors (1)	**1**	**1**	**-**	**-**	
VICTORY ONLY Active Parties					
Strategics					
Brandon Short	✔	✔			Requested updated proposal / source of funds pre-NDA
Najafi Companies	✔	✔	✔		Awaiting next steps
Total Strategics (2)	**2**	**2**	**1**	**-**	
Declined Parties					
Sponsors					
Apollo	✔	✔			Less attractive collection of businesses
Ares	✔	✔			Not a good fit / negative view on supplements
Bain Capital	✔	✔	✔	✔	Will not be able to meet timing given other assets in the market
Cerberus	✔	✔			Getting to more than $30 looks "challenging"
CD&R	✔	✔			"This one isn't going to be for us"
L Catterton	✔	✔			
Platinum	✔	✔	✔		"At $30/share, the business feels fully valued to us"
Roark Capital	✔	✔			Not an opportunity they could pursue at this time given other commitments and lack of sufficient franchising
Sycamore Partners	✔	✔	✔	✔	Will not pursue on our timeline; May be more interested in certain pieces over time
TA Associates	✔	✔	✔	✔	Interested in PSP / Sylvan; Much less interest in home / furniture which are soft
Total Sponsors (10)	**10**	**10**	**4**	**3**	
Strategics					
CVS / Aetna	✔	✔			As expected, "this one isn't for us"
Kroger	✔	✔			Unlikely now given existing priorities (i.e., Albertsons' merger)
Letterone / Holland & Barrett	✔	✔			Do not have the capital availability to pursue
Sprouts	✔	✔			Not an opportunity they could pursue at this time
Walgreens	✔	✔			Potentially interested given relevance in category however, this is not something they have tracked and are prioritizing other strategic initiatives and capital allocations
Total Strategics (5)	**5**	**5**	**-**	**-**	

Jefferies LLC / April 2023 2 Jefferies

Preliminary Draft – Confidential Jefferies LLC / April 2023 Illustrative Analysis at Various Prices Source: S&P Capital IQ as of April 25, 2023, and Consolidated Long-Range Plan provided by FREEDOM management on April 13, 2023. (1) Fully diluted shares outstanding comprised of 34,925,773 shares of common stock, 239,564 stock options outstanding and exercisable at various strike prices, 505,987 restricted stock units and 426,541 performance restricted stock units as provided by FREEDOM management on April 13, 2023. FREEDOM Share Price Various Theoretical Purchase Prices ($Millions, except price per share) (4/25/23) Illustrative Stock Price per Share $28.00 $30.00 $31.00 $32.00 $33.00 $34.00 $35.00 Implied Fully Diluted Shares Outstanding(1) 36.0 36.0 36.0 36.0 36.0 36.0 36.0 Market Capitalization $1,008 $1,081 $1,117 $1,153 $1,189 $1,226 $1,262 Plus: Total Debt (Q1'23) 1,489 1,489 1,489 1,489 1,489 1,489 1,489 Plus: Preferred Equity 127 136 141 145 150 154 159 Transaction Value 2,624 2,706 2,747 2,787 2,828 2,869 2,909 Less: Cash and Cash Equivalents (153) (153) (153) (153) (153) (153) (153) Total Enterprise Value $2,471 $2,553 $2,594 $2,634 $2,675 $2,716 $2,756 Illustrative Price Bump Analaysis Incremental Equity - - +$36 +$72 +$108 +$144 +$181 Price per Share % - - +3.3% +6.7% +10.0% +13.3% +16.7% Enterprise Value % - - +1.6% +3.2% +4.8% +6.4% +8.0% Implied Premiums FREEDOM Statistic Implied Premium to Current Stock Price $28.00 - 7.1% 10.7% 14.3% 17.9% 21.4% 25.0% (Discount) / Premium to Unaffected Stock Price (as of 3/17/23) $22.75 23.1% 31.9% 36.3% 40.7% 45.1% 49.5% 53.8% (Discount) / Premium to 30 day VWAP (as of 3/17/23) $28.76 (2.6%) 4.3% 7.8% 11.3% 14.7% 18.2% 21.7% (Discount) / Premium to 90 day VWAP (as of 3/17/23) $27.02 3.6% 11.0% 14.7% 18.4% 22.1% 25.8% 29.5% (Discount) / Premium to 52-Week High $44.25 (36.7%) (32.2%) (29.9%) (27.7%) (25.4%) (23.2%) (20.9%) Managament Adj. EBITDA TEV / Adj. EBITDA FY2022A EBITDA $354 7.0x 7.2x 7.3x 7.4x 7.6x 7.7x 7.8x FY2023E EBITDA $269 9.2x 9.5x 9.6x 9.8x 9.9x 10.1x 10.2x FY2024P EBITDA $297 8.3x 8.6x 8.7x 8.9x 9.0x 9.1x 9.3x 3

Preliminary Draft – Confidential Jefferies LLC / April 2023 $26.50 $27.00 $19.25 $30.00 $31.00 $8.50 $15.50 $10.25 $9.25 $25.75 $32.00 $34.75 $31.75 $34.25 $39.25 $19.50 $28.00 $22.50 $20.50 $36.00 $0.00 $10.00 $20.00 $30.00 $40.00 Net of MIP(1) ~ $23.00 Current Price (4/25/23): $28.00 Methodology Metrics Preliminary Financial Analyses Summary – As of April 14, 2023 Implied Enterprise Value / For Informational Purposes Only All Industries (354) Transactions) Historical Premium Analysis Consumer / Retail (61) Transactions) 2022A Mgmt Adj. EBITDA of $354M Financial Buyer Analysis 2023E Mgmt Adj. EBITDA of $269M Source: Consolidated Long-Range Plan provided by FREEDOM management on April 13, 2023. Note: Fully diluted shares outstanding comprised of 34,925,773 shares of common stock, 239,564 stock options outstanding and exercisable at various strike prices, 505,987 restricted stock units and 426,541 performance restricted stock units as provided by FREEDOM management on April 13, 2023. (1) Reflects impact of MIP Payout net of taxes on a per share basis. Unaffected Share Price (3/17/23): $22.75 Sum of the Parts Pre-MIP Discounted Cash Flow Analysis Perpetuity Growth Method Selected Public Companies Analysis 2023E Adj. EBITDA Multiple Selected Transactions Analysis 2023E Adj. EBITDA Multiple ◼ Discount rate of 12.75% - 13.75% and perpetuity growth rate of 2.5% - 3.5% ◼ 6.5x – 8.0x 2023E Adj. EBITDA ─ 2023E Mgmt Adj. EBITDA of $269M ◼ 6.5x – 8.0x 2023E Adj. EBITDA ─ 2023E Mgmt Adj. EBITDA of $269M ◼ 25th and 75th Percentile 1-day premiums to unaffected share price ($22.75) as of 3/17/23 ◼ 25th and 75th Percentile 1-day premiums to unaffected share price ($22.75) as of 3/17/23 ◼ 20% - 25% IRR, 6.5x – 8.0x exit multiple, 3.3x leverage ◼ Based on various EBITDA multiple ranges for respective businesses Discounted Stock Price ◼ NPV of theoretical future stock price trading based on unaffected (6.5x) and average (7.1x) NTM (2026) EBITDA and 16.5% cost of equity (midpoint) Q1 2023E Adj. EBITDA Multiple ◼ 6.5x – 8.0x LTM Q1 2023E Adj. EBITDA ─ Q1 2023E Mgmt Adj. EBITDA of $309M Offer Price (3/20/23): $30.00 2024P Adj. EBITDA Multiple ◼ 6.0x – 7.5x 2024P Adj. EBITDA ─ 2024P Mgmt Adj. EBITDA of $297M 4.1x 5.1x 6.1x 7.2x 8.4x 5.4x 6.7x 8.1x 9.5x 11.0x Net of MIP (1) ~ $28.25 Net of MIP (1) ~ $27.50 4